WARRANT SUBSCRIPTION AGREEMENT

This WARRANT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of this 28th day of January, 2011 by and between SCG Financial Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 615 N. Wabash Ave., Chicago, Illinois 60611 and SCG Financial Holdings LLC, an Illinois limited liability company (the “Sponsor”), having its principal place of business at 615 N. Wabash, Chicago, Illinois 60611.

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 4,000,000 warrants (the “Warrants”) of the Company for a purchase price of $0.75 per Warrant.  Each Warrant is exercisable to purchase one share of common stock of the Company, $.0001 par value per share (the “Common Stock”), at an exercise price of $11.50 per share of Common Stock during the period commencing on the later of: (i) one (1) year from the date of the prospectus relating to the Company’s IPO (as defined below) and (ii) thirty (30) days following the consummation of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”) and expiring on the fifth anniversary of the consummation of such Business Combination;

WHEREAS, Sponsor wishes to purchase the Warrants and the Company wishes to accept such subscription.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Sponsor hereby agree as follows:

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Warrants. Upon the terms and subject to the conditions of this Agreement, Sponsor hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Sponsor, on the Closing Date (as defined in Section 1.2), the Warrants for an aggregate purchase price of $3,000,000 (the “Purchase Price”).

1.2. Closing. The closing (the “Closing”) of the Offering, shall take place at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York, 10017, on or prior to the effective date of the registration statement relating to the Company’s initial public offering (“IPO”) of 10,000,000 units consisting of Common Stock and warrants (the “Closing Date”).

1.3. Delivery of the Purchase Price. At or prior to the Closing the Sponsor agrees to deliver the Purchase Price by certified bank check or wire transfer of immediately available funds denominated in United States Dollars to either: (i) Ellenoff Grossman & Schole LLP who is hereby irrevocably authorized to deposit such funds at the Closing of the IPO to the trust account which will be established for the benefit of the Company’s public shareholders, managed pursuant to that certain Investment Management Trust Agreement to be entered into by and between the Company and a trustee and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”) or (ii) directly into the Trust Account.  If the IPO is not consummated, the Purchase Price shall be returned to the Sponsor as soon as practicable by certified bank check or wire transfer of immediately available funds denominated in United States Dollars.

1.4 Delivery of Warrant Certificate.  Upon delivery of the Purchase Price in accordance with Section 1.3, the Sponsor shall become irrevocably entitled to receive a warrant certificate representing the Warrants; provided, however, if the Company notifies the Sponsor the IPO will not be consummated and the Purchase Price will be returned in accordance with the last sentence of Section 1.3, the Company shall have no obligation to provide any such certificate representing the Warrants to the Sponsor.

2. Representations and Warranties of the Sponsor

Sponsor represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Sponsor understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, the Offering or the Common Stock underlying the Warrants (the “Warrant Shares” and, collectively with the Warrants, the “Securities”).

2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Sponsor, (ii) any agreement, indenture or instrument to which the Sponsor is a party or (iii) any law, statute, rule or regulation to which the Sponsor is subject, or any agreement, order, judgment or decree to which the Sponsor is subject.

2.3. Organization and Authority.  The Sponsor is an Illinois limited liability company, validly existing and in good standing under the laws of Illinois and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.  Upon execution and delivery by Sponsor, this Agreement is a legal, valid and binding agreement of Sponsor, enforceable against Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.4. Experience, Financial Capability and Suitability.  Sponsor is (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of his investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.  Sponsor has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Sponsor must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.  Sponsor is able to bear the economic risks of an investment in the Securities and to afford a complete loss of Sponsor’s investment in the Securities.

2.5. Access to Information; Independent Investigation.  Prior to the execution of this Agreement, the Sponsor has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained.  In determining whether to make this investment, Sponsor has relied solely on Sponsor’s own knowledge and understanding of the Company and its business based upon Sponsor’s own due diligence investigation and the information furnished pursuant to this paragraph.  Sponsor understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Sponsor has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.6.  Regulation D Offering.  Sponsor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.7.  Investment Purposes.  The Sponsor is purchasing the Warrants solely for investment purposes, for the Sponsor’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof and the Sponsor has no present arrangement to sell the interest in the Securities to or through any person or entity.  The Sponsor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.8. Restrictions on Transfer. Sponsor understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and Sponsor understands that the certificates representing the Securities will contain a legend in respect of such restrictions.  If in the future the Sponsor decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Sponsor agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Sponsor may be required to deliver to the Company an opinion of counsel satisfactory to the Company.  Absent registration or an exemption, the Sponsor agrees not to resell the Securities.  Sponsor further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Sponsor for the resale of the Securities until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.9. No Governmental Consents.  No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Sponsor in connection with the transactions contemplated by this Agreement.

2.10. Reliance on Representations and Warranties. Sponsor understands the Warrants are being offered and sold to Sponsor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement in order to determine the applicability of such provisions.

2.11. Legend. Sponsor acknowledges and agrees the certificates evidencing the Warrants and the Warrant Shares shall bear a restrictive legend (the “Legend”), in form and substance as set forth in Section 4 hereof.

3. Representations and Warranties of the Company

The Company represents and warrants to the Sponsor that:

3.1. Valid Issuance of Capital Stock. The total number of all classes of capital shares which the Company has authority to issue is: (i) 100,000,000 shares of Common Stock and (ii) 1,000,000 preferred shares. As of the date hereof, the Company has issued 2,190,477 shares of Common Stock (of which, as described in the registration statement related to the Company’s IPO, (a) up to 285,715 of such shares of Common Stock are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters and (b) shares in an amount equal to 3.0% of the Company’s issued and outstanding shares after its IPO and the expiration of the underwriters' over-allotment option are subject to forfeiture in the event the last sales price of the Company’s stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of the Company’s initial Business Combination) and no preferred shares issued and outstanding. All of the issued capital stock of the Company has been duly authorized, validly issued, and is fully paid and non-assessable.

3.2. Title to Warrants. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, each of the Warrants and the Warrant Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Sponsor will have or receive good title to the Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) any transfer restrictions hereunder and under the other agreements contemplated hereby and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company is a Delaware corporation and exists in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Warrants and the Warrant Shares in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any Securities Exchange Commission (“SEC”), state or foreign securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Warrants or the Common Stock issuable upon exercise thereof in accordance with the terms hereof.

4. Legends

4.1. Legend. The Company will issue the Warrants, and when issued, the Warrant Shares, purchased by the Sponsor, in the name of the Sponsor. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

4.2. Sponsor’s Compliance. Nothing in this Section 4 shall affect in any way the Sponsor’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

4.4. Registration Rights.  Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into with the Company on or prior to the closing of the IPO.

5. Lockup

The Warrants will be subject to a lockup described in that certain Insider Letter pursuant to which the Warrants shall not be transferable, saleable or assignable until thirty (30) days following the consummation of a Business Combination, subject to certain limited exceptions.

6. Securities Laws Restrictions

Sponsor agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the SEC thereunder and with all applicable state securities laws.

7. Waiver of Liquidation Distributions

In connection with the Securities purchased pursuant to this Agreement, Sponsor hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the Trust Account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”). In no event will a Sponsor have the right to exercise any Warrants prior to the later of: (i) one year from the date of the prospectus relating to the Company’s IPO and (ii) thirty (30) days after the consummation of an initial Business Combination.

8. Forfeiture of Warrants

8.1. Failure to Consummate Business Combination. The Warrants shall be forfeited to the Company upon the liquidation of the Trust Account in the event an initial Business Combination is not consummated within 21 months from the effective date of the Company’s prospectus distributed in connection with the IPO (the “prospectus”) or 24 months from the date of the prospectus if a letter of intent, agreement in principle or a definitive agreement has been executed within 21 months from the date of the prospectus and the Business Combination relating thereto has not yet been completed within such 21-month period.

8.2. Termination of Rights. If the Warrants are forfeited in accordance with this Section 8, then after such time the Sponsor (or its successor in interest), shall no longer have any rights as a holder of such Warrants, and the Company and/or its agents shall take such action as is appropriate to cancel such Warrants on the books and records of the Company.

 9. Rescission Right Waiver and Indemnification

9.1. Rescission Waiver.  Sponsor understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Warrants. In this regard, if the IPO were deemed to be a general solicitation with respect to the Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, the Sponsor may have a right to rescind its purchase of the Warrants. In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the trust account from claims that may adversely affect the Company or the interests of its shareholders, Sponsor hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Warrants. Sponsor acknowledges and agrees this waiver is being made in order to induce the Company to sell the Warrants to the Sponsor. Sponsor agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

9.2.  No Recourse Against Trust Account.  Sponsor agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Warrants or any Claim that may arise now or in the future.

9.3.  Third Party Beneficiaries.  Sponsor acknowledges and agrees the shareholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

9.4.  Section 9 Waiver.  Sponsor agrees that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, Sponsor has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Sponsor acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

10. Terms of the Warrant

The Warrants are substantially identical to the warrants included in the units offered in the IPO as set forth in the Warrant Agreement to be entered into with a mutually agreeable warrant agent on or prior to the closing of the IPO, except the Warrants: (i) will be subject to transfer restrictions, (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to the Registration Rights Agreement, (iii) will be non-redeemable so long as they are held by the initial holder thereof (or any of its permitted transferees), and (iv) are exercisable on a “cashless” basis if held by the Sponsor or its permitted assigns.

11. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York, without giving effect to the conflict of law principles thereof.  The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

12. Assignment; Entire Agreement; Amendment

12.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Sponsor to a person agreeing to be bound by the terms hereof.

12.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes any and all prior discussions, agreements and understandings of any and every nature.

12.3. Amendment. Except as expressly provided in this Agreement, the terms and provisions of this Agreement may be modified or amended only by written agreement executed by each of the parties to this Agreement.

12.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

13. Notices; Indemnity

13.1 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

13.2 Indemnification. Each party shall indemnify the other party against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement set forth in this Agreement.

14. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

15. Survival; Severability

15.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing and one (1) year following the consummation of an initial Business Combination.

15.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16. Headings

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17. Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

18. Mutual Drafting.

This Agreement is the joint product of the Sponsor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

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This subscription is accepted by the Company as of the date first written above.

SCG FINANCIAL ACQUISITION CORP.

By:	/s/ Michelle Sibley
Name: Michelle Sibley
Title: Chief Financial Officer

Accepted and agreed this
28th day of January, 2011

SCG FINANCIAL HOLDINGS LLC

By:	/s/ Gregory H. Sachs
Name: Gregory H. Sachs
Title: Managing Member